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                                                                    Exhibit 3.1

                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION
                                         OF
                                   GEMINI II, INC.


       GEMINI II, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       1. The name of the corporation is Gemini II, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 9, 1996.

       2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation pursuant to Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") as follows:


                                      ARTICLE 1
                                         NAME

       The name of the corporation is OmniLynx Communications Corporation (the "Corporation").


                                     ARTICLE 2
                             REGISTERED OFFICE AND AGENT

       The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805-2197, located in New Castle County. The name of its registered agent at such address is Corporation Service Company.


                                      ARTICLE 3
                                       PURPOSES

       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


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                                     ARTICLE 4
                               AUTHORIZED CAPITAL STOCK

       The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 28,000,000 shares, consisting of:
(i) 25,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), and (ii) 3,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

       The Board of Directors has designated one series of the Corporation's Preferred Stock. The Statement of Designation setting forth the rights, preferences, privileges and restrictions relating to the Series A 10% Convertible Redeemable Preferred Stock (the "Series A Preferred") is attached hereto as Exhibit A and is incorporated herein by reference.

       At the date and time this Amended and Restated Certificate of Incorporation is filed, each 1.922704 shares of the Common Stock outstanding shall be split into one (1) share of the Common Stock (the "Reverse Split") without any further action by the stockholders or Board of Directors of the Corporation. No fractional shares shall be issued, and the number of shares to be issued to each stockholder shall be rounded up or down to the nearest whole number. In addition, as no shares of the Series A Preferred are issued at the date and time this Amended and Restated Certificate of Incorporation is filed, the rights, preferences, privileges and restrictions relating to the Series A Preferred will not be affected by the Reverse Split.

       A. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred


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Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

       B. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

       C. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.


                                      ARTICLE 5
                                      EXISTENCE

       The existence of the Corporation is to be perpetual.


                                      ARTICLE 6
                                 NO PREEMPTIVE RIGHTS

       No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


                                      ARTICLE 7
                                 NO CUMULATIVE VOTING

       At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

                                      3

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                                      ARTICLE 8
                       NO STOCKHOLDER ACTION WITHOUT A MEETING

       Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, or by such other persons as may be set forth in the Bylaws of the Corporation (the "Bylaws"); PROVIDED, HOWEVER that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, and a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors, and not by the stockholders except as otherwise provided by law or the Bylaws.


                                     ARTICLE 9
                                 BOARD OF DIRECTORS

       The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

       (i) NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office and shall be divided into three classes: Class I, Class II and Class III; PROVIDED, HOWEVER, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three.
Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 2000, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2001. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until

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his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

       At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

       In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

       Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

       (ii) REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

       (iii) VACANCIES. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


                                         5

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                                      ARTICLE 10
                                   INDEMNIFICATION

       A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

       B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article 10 or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

       C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article 10 shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article 10 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

       D. ENFORCEMENT. If a claim under Section A or Section B or both Sections A and B of this Article 10 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

       E. NONEXCLUSIVE. The indemnification provided by this Article 10 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

       F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article 10 may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

       G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan


                                       7

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or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article 10, the Corporation's Bylaws, the DGCL or other applicable law.

       H. IMPLEMENTING ARRANGEMENTS. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article 10, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.


                                      ARTICLE 11
                              LIMITED DIRECTOR LIABILITY

       No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 11 shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

       If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article 11 will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


                                      ARTICLE 12
                                        BYLAWS

       The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.


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                                      ARTICLE 13
                             ARRANGEMENTS WITH CREDITORS

       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                      ARTICLE 14
                                      AMENDMENT

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.


                                     ARTICLE 15
                                SECTION 203 ELECTION

       The Corporation expressly elects not to be governed by Section 203 of the DGCL.


       IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Gemini II, Inc. is executed by its President this 23 day of June, 1999.

                                            /s/ Christopher H. Efird
                                            -----------------------------------
                                            Christopher H. Efird, President


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                                                                      EXHIBIT A

                               STATEMENT OF DESIGNATION

The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A 10% Convertible Preferred Stock are as follows:

       1. DESIGNATION AND NUMBER OF SHARES. The designation of this series of one million two hundred seventeen thousand (1,217,000) shares of preferred stock, par value $.0001 per share ("Preferred Stock"), created by the Board of Directors of the Corporation pursuant to the authority granted to it by the certificate of incorporation of the Corporation is "Series A 10% Convertible Redeemable Preferred Stock," which is hereinafter referred to as the "Series A Preferred Stock." In the event of the conversion of shares of Series A Preferred Stock into this Corporation's common stock, par value $.0001 per share ("Common Stock"), pursuant to Paragraph 4 of this Statement of Designation, or in the event that the Corporation shall redeem any shares of Series A Preferred Stock pursuant to Paragraph 5 of this Statement of Designation or shall otherwise acquire and cancel any shares of Series A Preferred Stock, the shares of Series A Preferred Stock so converted, redeemed or otherwise acquired and canceled shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors, and the number of authorized shares of Series A Preferred Stock shall be reduced by the number of shares so converted, redeemed or otherwise acquired and canceled. In addition, if the Corporation shall not issue the maximum number of shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Board of Directors shall cause to be filed with the Secretary of State of the State of Delaware such certificate as shall be necessary to reflect any reduction in the number of shares constituting the Series A Preferred Stock.

       2.     DIVIDEND RIGHTS.

              (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of funds of this Corporation legally available therefor, cash dividends at an annual rate of ten cents ($.10) per share. Dividends shall be payable in annual installments on the first day of March (the "dividend payment date") in each year, commencing March 1, 2000, to holders of record of the Series A Preferred Stock as follows. The holders of record of Series A Preferred Stock on the 15th day of each calendar month, commencing with the first such day which occurs after the initial issuance of the first share of Series A Preferred Stock, shall be entitled to a dividend of five-sixth of one cent ($.008 1/3) per share (the "monthly dividend accrual"). On each dividend payment date, the Corporation shall pay the monthly dividend accruals for each month through the monthly

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dividend accrual for the February immediately preceding the dividend payment date, regardless of whether the shares of Series A Preferred Stock are outstanding on the dividend payment date.

              (b) The amount of any dividends "accrued" on any share of Series A Preferred Stock at any dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Series A Preferred Stock at any date other than a dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the monthly dividend accrual at the monthly rate of five-sixth of one cent ($.008 1/3) per share for the period after such last preceding dividend payment date to and including the date as of which the calculation is made.

              (c) Except as provided in this Statement of Designation, no dividends shall be declared or paid or set aside for payment on any class or series of capital stock ranking on a parity with or junior to the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof is set aside for such payment on the Series A Preferred Stock for all dividend periods terminating on or prior to the dividend payment date of such dividends on any such series or class. When dividends are not paid in full upon the shares of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other series of Preferred Stock shall be declared PRO RATA so that the amount of dividends declared per share on the Series A Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of Series A Preferred Stock and such other series of Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to dividends thereon, whether payable in cash, property or stock, in excess of the full cumulative dividends thereon, as provided in this Statement of Designation. No dividend on Series A Preferred Stock shall be declared or paid or set apart for payment with respect to any dividend payment date unless full dividends, including accumulated dividends, if any, on any series or class of capital stock ranking, as to dividends, prior to Series A Preferred Stock which are to have been paid on or prior to such dividend payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof has been set aside for all dividend periods for such series or class terminating on or prior to such dividend payment date.

              (d) As long as any shares of Series A Preferred Stock are outstanding, no dividends (other than a dividend in any series or class of capital stock ranking junior to Series A Preferred Stock as to both dividends and payments in the event of voluntary or involuntary dissolution, liquidation or winding up), shall be declared or paid or set aside for payment and no other distribution shall be declared or made upon any such junior series or class of capital stock, and no such junior series or class of capital stock or any series of Preferred Stock on a parity with Series A Preferred Stock as to both dividends and payments in the event of voluntary and involuntary dissolution, liquidation or winding up shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any subsidiary (which shall mean any corporation or entity, the majority of voting power to elect directors of which is held directly or indirectly by the Corporation), except by conversion into or exchange for any such junior series or class of capital stock; unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid in full for all past dividend periods or unless the holders of a majority of the Series A Preferred Stock then outstanding shall consent thereto.

       3.     VOTING RIGHTS.

              (a) Except as otherwise required by law, the holders of the Series A Preferred Stock shall have no voting rights; provided, however, that, except as provided in Paragraph 1 of this Statement of Designation, neither this Statement of Designation nor the Certificate of Designation of which this Statement of Designation is a part, may not be modified or amended without the consent of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock. The consent of the holders of the Series A Preferred Stock may be given at a meeting of the holders of the Series A Preferred Stock or by a written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

              (b) The Corporation may create other series of Preferred Stock which may be senior or junior to or on a parity with the Series A Preferred Stock as to dividends and/or on voluntary or involuntary dissolution, liquidation or winding up without the consent of the holders of the Series A Preferred Stock.

       4.     CONVERSION INTO COMMON STOCK.

              (a)    (i)    Each holder of the Series A Preferred Stock will
have the right, at any time and from time to time, commencing ninety (90) days from the IPO Date, as hereinafter defined, or earlier with the consent of both the Corporation and the representative of the underwriters with respect to the Corporation's initial public offering, to convert any shares of Series A Preferred Stock into shares of Common Stock, together with, at the election of the holder thereof, accrued dividends to the date of conversion, at the Conversion Rate, as hereinafter defined.

                     (ii) In the event that shares of Series A Preferred Stock are redeemed by the Corporation pursuant to Paragraph 5 of this Statement of Designation, the right of the holders of the Series A Preferred Stock to convert such shares into Common Stock shall, subject to Paragraph 5(e) of this Statement of Designation, terminate at 5:30 P.M. on the day before the Redemption Date, as defined in Paragraph 5(b) of this Statement of Designation; provided, that the Redemption Price, as defined in Paragraph 5(a) of this Statement of is made on the Redemption Date.

              (b)    (i)    The "Conversion Rate" shall mean the number of
shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The Conversion Rate shall be determined by dividing one dollar ($1.00) by the lesser of (A) the IPO Price, as hereinafter defined, or (B) the Market Price, as hereinafter defined, subject to adjustment as provided in Paragraph 4(e) of this Statement of Designation; provided, however, that in no event shall the

Conversion Rate be less than one dollar ($1.00) divided by one-third (1/3) of the IPO Price (as adjusted pursuant to Paragraph 4(e)(i), (ii) and (iii) of this Statement of Designation).

                     (ii) The "IPO Date" shall man the date on which the first registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offering by the Corporation of its securities is declared effective by the Securities and Exchange Commission.

                     (iii) The "IPO Price" shall mean the price per share at which the Corporation's Common Stock is sold to the public in its initial public offering. In the event that the initial public offering consists of units, which include both shares of Common Stock and warrants, each warrant shall be valued at 15% of the initial public offering price of the units. The IPO Price shall be subject to adjustment as provided in Paragraph 4(e) of this Statement of Designation.

                     (iv) The "Market Price" shall mean the average of the closing prices during the five (5) day period ending on the trading day prior to the date of such conversion, as reported by the principal stock exchange or market on which the Common Stock is listed; provided, however, that if, on any of such days there are no reported sales of the Common Stock, the closing low bid price shall be used for such day. If the Common Stock is listed on the Nasdaq Stock Market and a regional stock exchange, the Nasdaq Stock Market shall be the principal market. If, during the five (5) day period referred to in this Paragraph 4(b)(iii) there shall be an event requiring an adjustment pursuant to Paragraph 4(e) of this Agreement, the closing or bid price, as the case may be, for each day prior to such event (a "Pre-Transaction Market Price") shall be adjusted as provided in said Paragraph 4(e).

              (c) Conversion of the Series A Preferred Stock shall be effected by surrender of the certificate representing the shares of Series A Preferred Stock being converted to the transfer agent for the Series A Preferred Stock, or, if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

              (d) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock as of such time. As promptly as practicable on or after the conversion date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

              (e) The IPO Price and any Pre-Transaction Market Price (the "Applicable Prices" and each, an "Applicable Price") shall be subject to adjustment as follows:

                     (i)    In case the Corporation shall, after the IPO Date,
(A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its shares of Common Stock, the Applicable Prices in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted to reflect, in accordance with generally accepted accounting principles, such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 4(e)(i) shall occur.

                     (ii) In case the Corporation shall, subsequent to the IPO Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 4(e)(iv) of this Statement of Designation) on the record date mentioned below, the Applicable Prices shall be adjusted so that the same shall equal the price determined by multiplying the Applicable Prices in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of shares determined by multiplying the price or the conversion price at which additional shares of Common Stock are offered by the number of shares of Common Stock being offered by the number of shares being issued, including shares being issued upon conversion of any convertible securities, and dividing the result so obtained by the current market price of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Applicable Prices shall be readjusted to the Applicable Prices which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                     (iii) In case the Corporation shall, subsequent to the IPO Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 4(e)(i) of this Statement of Designation) or subscription rights or warrants (excluding those referred to in Paragraph 4(e)(ii) of this Statement of Designation), then in each such case the Applicable Prices in effect thereafter shall be determined by multiplying the Applicable Prices in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 4(e)(iv) of this Statement of Designation), less the fair market value

(as determined in good faith by the Corporation's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                     (iv) For the purpose of any computation under Paragraphs 4(e)(ii) and (iii) of this Statement of Designation, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing twenty (20) trading days before such date, as reported by the principal stock exchange or market on which the Common Stock is listed; provided, however, that if, on any of such days there are no reported sales of the Common Stock, the closing low bid price shall be used for such day. If the Common Stock is not listed or admitted to listed on any stock exchange or market, the closing low bid prices as reported by the National Quotation Bureau, Inc. or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

                     (v) No increase or decrease in the Applicable Prices shall be required unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any adjustments which, by reason of this Paragraph 4(e)(v), are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 4(e) shall be made to the nearest one-tenth (1/10) of a cent.

                     (vi) The Corporation may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Paragraph 4(e), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                     (vii) In the event that at any time, as a result of an adjustment made pursuant this Paragraph 4(e), the holder of shares of Series A Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 4.

                     (viii) In addition to the adjustments provided for in this Paragraph 4(e), the Corporation may modify the Conversion Rate in a manner which will increase the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock if the Corporation believes that such adjustment is necessary or desirable in order to avoid adverse Federal income tax consequences to the holders of the Common Stock.

              (f) Whenever any adjustment is required by the provisions of Paragraph 4(e) of this Statement of Designation, the Corporation shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjustment and the adjusted IPO Price, setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of shares of Series A Preferred Stock, and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate by first class mail to the holder of Series A Preferred Stock at such holders' addresses set forth in the Corporation's books and records.

              (g)    In case:

                     (i) the Corporation shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings or cash surplus); or

                     (ii) the Corporation shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or

                     (iii) any reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Corporation to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall be effected;

then in any such case, the Corporation shall cause to be mailed by first class mail to the record holders of Series A Preferred Stock at least ten (10) days prior to the date specified in (A) and (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution or rights, or (B) such reclassification, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

              (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Corporation, or in case of any consolidation or merger of the Corporation into another corporation (other than a merger with a subsidiary in which merger the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of Series A Preferred Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Corporation as an entirety, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of the Series A Preferred Stock shall have the right thereafter by converting the Series A Preferred Stock, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.
Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Statement of Designation. The foregoing provisions of this Paragraph
4(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. The provisions of this Paragraph 4(h) shall not apply with respect to any merger, consolidation, sale, conveyance or other transaction if such transaction would be deemed a liquidation as provided in, and for the purpose of, Paragraph 6 of this Statement of Designation.

              (i) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any shares of Series A Preferred Stock, any holder would, except for the provisions of this Paragraph 4(i), be entitled to receive a fractional share of Common Stock, then the number of shares of Common Stock issuable upon such conversion shall be rounded up to the next higher whole number of shares.

              (j) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

              (k) The Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and non-assessable.

       5.     REDEMPTION.

              (a) The Corporation may redeem the Series A Preferred Stock in whole at any time or in part from time to time upon not less than five (5) nor more than fifteen (15) days' prior written notice at the redemption price per share equal to one and no/100 dollars ($1.00), plus accrued dividends to the date of redemption (the "Redemption Price"). The Corporation is not required to provide for the redemption of any shares of Series A Preferred Stock through the operation of a sinking fund.

              (b) The date on which the Corporation is to redeem any Series A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation is referred to as the "Redemption Date" with respect to the shares of Series A Preferred Stock to be redeemed on such date. From and after the close of business on the business day immediately preceding the Redemption Date, any shares of Series A Preferred Stock as to which the Corporation shall have exercised its right of redemption shall cease to have any voting, dividend or other rights, and the holder of such shares shall only have the right to receive payment of the Redemption Price; provided, however, that this Paragraph 5(b) shall not apply if the Corporation shall default in the payment of the Redemption Price.

              (c) In the event that the Corporation redeems only a portion of the Series A Preferred Stock, the Corporation shall redeem such shares in a manner which approximates a prorata redemption of the holders of the Series A Preferred Stock, and, in making such redemption, the Corporation may fully redeem holders of Series A Preferred Stock whose holdings are insubstantial relative to the number of Series A Preferred Stock being redeemed.

              (d)    (i)    In the event that, for any period of five (5)
consecutive trading days (a "Low Price Period") commencing after the IPO Date, the average last reported price of the Common Stock (or the low bid price for any day on which there are no reported sales of Common Stock) is less than one-third (1/3) of the IPO Price (as adjusted pursuant to Paragraph 4(e)(i), (ii) and (iii) of this Statement of Designation), then either

                            (A)    The Corporation may, within five (5) trading
days after the end of any Low Price Period, redeem all, and not less than all, of the then outstanding shares of Series A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation, or

                            (B)    Any holder of Series A Preferred Stock may,
on written notice (the "Holder Notice") to the Corporation given within five (5) trading days after the end of any Low Price Period, require the Corporation to redeem all of such holder's shares of Series A Preferred Stock at the Redemption Price.

                     (ii) If any holder of Series A Preferred Stock shall give the Holder Notice pursuant to Paragraph 5(d)(i)(B) of this Statement of Designation, the Corporation shall redeem all of such holder's shares of Series A Preferred Stock not later than fifteen (15) days after the Holder Notice is given.

                     (iii) The right of the Corporation to redeem the Series A Preferred Stock pursuant to Paragraph 5(d)(i)(A) of this Statement of Designation shall be in addition to its right to redeem the Series A Preferred Stock pursuant to Paragraph 5(a) of this Statement of Designation.

                     (iv) In the event that the Corporation redeems the Series A Preferred Stock pursuant to this Paragraph 5(d), the right of the holders of the Series A Preferred Stock to convert their shares of Series A Preferred Stock shall terminate on the date the holders receive such notice of redemption. In the event that any holder of Series A Preferred Stock shall give the Holder Notice, such holder's right to convert the Series A Preferred Stock shall terminate on the date the Holder Notice is given.

                     (v) In the event that the Corporation fails to pay the Redemption Price with respect to any redemption pursuant to this Paragraph 5(d), the Corporation's right to redeem the Series A Preferred Stock shall terminate; however, the right of the holders of the Series A Preferred Stock and the obligations of the Corporation to redeem shares of Series A Preferred Stock following any Holder Notice shall continue as provided in this Paragraph 5(d). Such right shall be in addition to any other right any holder may have, including the right to enforce payment by the Corporation of the Redemption Price.

              (e) If (i) any holder of Series A Preferred Stock has demand registration rights with respect to the shares of Series A Preferred Stock and/or the Common Stock issued or issuable upon conversion thereof (the "Conversion Shares") and the Corporation shall have failed to register such shares pursuant to an effective registration statement under the Securities Act, within six (6) months after a demand for registration has been made by the holder or (ii) the Corporation shall have registered such shares of Series A Preferred Stock and/or Conversion Shares pursuant to the Securities Act, but, for any reason, the registration statement shall cease to be current and effective for a period of more than thirty (30) days, then in either of such cases, any holder may, on thirty (30) days written notice ("Redemption Demand Notice") to the Corporation, require the Corporation to redeem the Series A Preferred Stock at the Redemption Price. The Corporation shall pay the Redemption Price with respect to such shares of Series A Preferred Stock within fifteen (15) days after the Redemption Demand Notice is given.

              (f) In the event that the Corporation fails to pay the Redemption Price when due pursuant to this Paragraph 5, if any holder of Series A Preferred Stock commences litigation against the Corporation or otherwise engages counsel in order to enforce payment of the Redemption Price, the Corporation shall pay for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

              (g) If any dividends on Series A Preferred Stock are in arrears, no purchase or redemption shall be made of any stock ranking junior to or on a parity with Series A Preferred Stock as to dividends or upon liquidation (other than a purchase or redemption made by issuance for delivery of such junior stock); provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund thereafter may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends upon shares of Series A Preferred Stock outstanding to the end of the last completed dividend period shall have been paid or declared and set aside for payment; and provided, further, however, that the foregoing shall not prevent the purchase of shares of Preferred Stock ranking on a parity with Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to the holders of all the outstanding Preferred Stock so ranking on a parity with Series A Preferred Stock, including the holders of the Series A Preferred Stock, as to dividends and upon liquidation, dissolution of winding up.

       6.     LIQUIDATION RIGHTS.

              (a) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount per share equal to one and no/100 dollars ($1.00) per share, plus a sum equal to all unpaid accrued dividends on the Series A Preferred Stock before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution.

              (b) After payment of the preference set forth in Paragraph 6(a)(i) of this Statement of Designation, the holders of the Series A Preferred Stock shall have no right to any further payment with respect to their shares of Series A Preferred Stock.

              (c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Paragraph 6. The merger of another corporation into the Corporation, where the Corporation is the surviving corporation shall not be deemed a voluntary dissolution, liquidation or winding up. The merger or consolidation of the Corporation into any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph 6 unless such merger or consolidation shall have been approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock.

              (d) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph 6(a) of this Statement of Designation, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

              (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph 6(a)(i) of this Statement of Designation before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to Series A Preferred Stock.

       7. NOTICE. Each notice or other communication pursuant to this Statement of Designation shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, to the Corporation at its executive offices, presently c/o Benchmark Equity Group, Inc., 700 Gemini, Houston, TX 77058, Attention: Chief Executive Officer, or to such other address or person as the Corporation may advise the holders of the Series A Preferred Stock by like notice, or to any holder at his address set forth on the Corporation's records. Notices shall be deemed to have been received on the date of personal delivery or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the fifth (5th) business day after the date of mailing, except that notice of change in the person or address shall be effective on actual receipt.

       8. RANK OF SERIES. For purposes of this Statement of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

              (a) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

              (b) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock;

              (c) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

       9. TRANSFER AGENT AND REGISTRAR. The Corporation may appoint a transfer agent and registrar for the issuance, transfer and conversion of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.